FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 11, 2006
KAISER ALUMINUM CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-9447	94-3030279
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27422 Portola Parkway, Suite 350
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
District Court Affirms Bankruptcy Court’s Confirmation of Second Amended Plan of Reorganization
On May 12, 2006 Kaiser Aluminum Corporation (the “Company”) announced that on May 11, 2006, the United States District Court (the District Court) entered an order affirming the confirmation order issued by the United Stated Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in respect of the Company’s second amended plan of reorganization (the “POR”). The affirmation order is subject to appeal. Even if the District Court’s affirmation order is appealed, as outlined in the POR, absent the issuance of a stay, the Company can proceed to emerge if the key constituents in the Chapter 11 proceedings agree to waive the condition that the affirmation be final and non-appealable and if certain other conditions to emergence are satisfied or similarly waived. Such other conditions include completion of the Company’s exit financing, listing of the emerging entity’s common stock on the NASDAQ and formation of the trusts for the benefit of the torts claimants. Assuming that all of these things occur, the Company believes that it will be able to emerge during the second quarter of 2006 or early in the third quarter of 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Bankruptcy Court Approves Further Extension of Post Petition Credit Facility and Exit Facility Commitment
On May 15, 2006, the Bankruptcy Court approved the further extension of the Company’s post petition credit facility and exit facility commitment to the earlier of the Company’s emergence from Chapter 11 or August 31, 2006.
Conditional Insurance Settlement
On May 16, 2006, the Company filed a motion with the Bankruptcy Court requesting approval of a conditional settlement agreement with an insurer under which the insurer would pay approximately $108.8 million in respect of certain policies having a combined face value of approximately $152.5 million. The conditional settlement, which has similar terms and conditions to the other conditional settlement agreement discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, must still be approved by the Bankruptcy Court.
Additional policies with other insurers remain the subject of ongoing coverage litigation. The aggregate face value of the policies still subject to ongoing coverage litigation is in excess of $150.0 million. It is possible that settlements with additional insurers will occur. However, no assurances can be given that any such settlements will occur.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
* 99.1     Press Release dated May 12, 2006

*	Included with this filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION
(Registrant)

	By:	/s/ Daniel D. Maddox

Daniel D. Maddox
Dated: May 17, 2006		Vice President and Controller

EXHIBIT INDEX
Exhibit 99.1     Press Release dated May 12, 2006 *

*	Included with this filing.